Exhibit 4.3

SEARS HOLDINGS CORPORATION

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of [            ], 2014

8% SENIOR UNSECURED NOTES DUE 2019

ARTICLE 4

MISCELLANEOUS

Section 4.01	Governing Law; Jury Trial Waiver	20
Section 4.02	No Adverse Interpretation of Other Agreements	20
Section 4.03	Successors	20
Section 4.04	Severability	20
Section 4.05	Counterpart Originals	20
Section 4.06	Table of Contents, Headings, etc	21
Section 4.07	Non-Business Days	21

EXHIBITS

Exhibit A	FORM OF NOTE

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of [            ] 2014 (this “Supplemental Indenture”), among Sears Holdings Corporation, a Delaware corporation (the “Issuer”), as obligor, and Computershare Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture, dated as of [            ], 2014 (the “Base Indenture” and, with respect only to the Notes (as defined below), together with this Supplemental Indenture and including the terms of the Notes, the “Indenture”), providing for the issuance from time to time of one or more series of Securities (as defined in the Base Indenture) of the Issuer;

WHEREAS, pursuant to the terms of the Base Indenture, the Issuer desires to provide for the establishment of a series of Securities to be designated as the “8% Senior Unsecured Notes due 2019” (herein referred to as the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, Section 3.01 of the Base Indenture provides that various matters with respect to any series of Securities issued under the Base Indenture may be established in an indenture supplemental to the Base Indenture;

WHEREAS, under Section 15.01(p) of the Base Indenture, the Issuer and the Trustee may enter into an indenture supplemental to the Base Indenture to establish the form and terms of Securities of any series as permitted in Section 3.01 of the Base Indenture;

WHEREAS, under Section 15.01(d), the Issuer and the Trustee may enter into an indenture supplemental to the Base Indenture to change or eliminate provisions of the Indenture so long as there is no Outstanding Security (as described in the Base Indenture) of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; and

WHEREAS, all things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and legally binding agreement of the Issuer in accordance with its terms and for the purposes herein expressed, have been done by the Issuer; and the execution and delivery of this Supplemental Indenture by the Issuer have been in all respects duly authorized by the Issuer.

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of the Holders (as defined below) of the Notes:

ARTICLE 1

RELATION TO BASE INDENTURE;

DEFINITIONS AND INCORPORATION

Section 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. This Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the terms of the Base Indenture with respect only to the Notes.

Section 1.02 Definitions. For purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“Additional Notes” means any additional Notes (other than the Initial Notes) of the same series as the Initial Notes issued under this Supplemental Indenture in accordance with Section 2.07 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Custodian.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” shall have the meaning set forth in the first Recitals hereof.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the arithmetic average (as determined by the Quotation Agent) of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the arithmetic average of all such Reference Treasury Dealer Quotations for such redemption date.

“Custodian” means the custodian with respect to any Global Note appointed by the Depositary, or any successor Person thereto, and shall initially be Computershare Trust Company, N.A.

“Default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with the terms hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in the form of one or more Global Notes, each Person designated pursuant to Section 2.03 hereof until one or more successor Depositaries for the Notes shall have become such pursuant to the applicable provisions of this Supplemental Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, and any statute successor thereto, in each case as amended from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of Exhibit A hereto issued in accordance with the terms hereof.

“Holder” means a Person in whose name a Note is registered on the Register.

“Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Indirect Participant” means a Person who holds beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $[            ] million aggregate principal amount of Notes issued under this Supplemental Indenture on the Issue Date.

“Issue Date” means [            ], 2014.

“Issuer” means the Person named as the “Issuer” in the preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“Notes” has the meaning assigned to it in the second paragraph of the Recitals hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, the Treasurer or Corporate Treasurer, any Assistant Treasurer or Assistant Corporate Treasurer, the Controller or Corporate Controller, any Assistant Controller or Assistant Corporate Controller, the General Counsel, any Vice President, the Secretary or Corporate Secretary or any Assistant Secretary or Assistant Corporate Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer, which shall include the statements provided for in Section 17.01 of the Base Indenture if and to the extent required by the provisions of such Section.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, and who shall be reasonably acceptable to the Trustee, that meets the requirements of Section 17.01 of the Base Indenture.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or other entity.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means any primary U.S. Government securities dealers in New York City selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any redemption date, the average (as determined by the Quotation Agent) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant vice president, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who shall have direct responsibility for the administration of this Supplemental Indenture, and also means, with respect to a particular corporate trust matter with respect to this Supplemental Indenture, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Subsidiary” means (a) any corporation of which the Issuer, directly or indirectly, owns stock having more than 50% of the votes entitled to be cast in the election of directors under ordinary circumstances, or (b) any other Person of which the Issuer, directly or indirectly, owns more than 50% of the voting interest under ordinary circumstances.

“Supplemental Indenture” has the meaning set forth in the Preamble hereof.

“TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute or statutes thereto.

“Treasury Rate” means, with respect to any redemption date, as determined by the Issuer, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the Person named as the “Trustee” in the preamble hereof until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Person.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, provided that the payment of such obligations is unconditionally guaranteed as a full faith and credit obligation by the United States of America. The term “U.S. Government Obligations” shall also include depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on U.S. Government Obligations, as defined above, held by such custodian, provided that except as required by law, no deduction may be made by the custodian from the amount payable to the holder of any such depository receipt from the amount received by the custodian in respect of any such payment of interest or principal.

Section 1.03 Other Definitions. Except as separately defined in this Supplemental Indenture or the Notes, all terms defined in the Base Indenture, as used in this Supplemental Indenture or the Notes, have the meanings assigned thereto in the Base Indenture. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
“Authentication Order”	2.02
“Book-Entry Notes”	2.01	(a)
“Defaulted Interest”	2.13	(a)
“DTC”	2.03
“Note Statements”	2.01	(a)
“Paying Agent”	2.03
“Register”	2.03
“Registrar”	2.03
“Special Record Date”	2.13	(a)(i)

Section 1.04 Incorporation by Reference of Trust Indenture Act. Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture. The following terms used in this Supplemental Indenture that are defined by the TIA have the following meanings:

“indenture securities” means the Notes; and

“obligor” on the indenture securities means the Issuer and any other obligor on the Notes.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by reference in the TIA to another statute or defined by a rule of the SEC under the TIA and not otherwise defined herein have the meanings assigned to them therein.

Section 1.05 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) reference to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8) “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

(9) all references to Sections or Articles refer to Sections or Articles of this Supplemental Indenture (and not the Base Indenture or any other document); and

(10) use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE 2

THE NOTES

Article 2 hereof replaces Article II and Article III of the Base Indenture in its entirety as applied to the Notes.

Section 2.01 Form and Dating.

(a) The Notes shall be issued (i) in registered global form or definitive form, in either case without interest coupons or (ii) via book-entry registration on the books and records of the Registrar (“Book-Entry Notes”), evidenced by statements issued by the Registrar from time to time (“Note Statements”). The certificated Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated into the Book-Entry Notes. The certificated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, which, to the extent applicable will be incorporated into the Book-Entry Notes (but which shall not affect the rights, duties or immunities of the Trustee). The Issuer shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $500 and integral multiples of $500 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Base Indenture, the provisions of the Note shall govern and be controlling, and to the extent any provision of the Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b) Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note to reflect exchanges and redemptions. The Trustee’s records and the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication. An Officer must sign the certificated Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A certificated Note will not be valid until authenticated by the manual signature of the Trustee. A Book-Entry Note will not be valid until authenticated by the entry, at the Trustee’s instruction to the Registrar, of the issuance of such Note in the Register in accordance with the procedures of the Registrar. Such signature or entry, as applicable, will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for issue under this Supplemental Indenture, including any Additional Notes issued pursuant to Section 2.07 hereof. Each Authentication Order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

In authenticating the Initial Notes and any Additional Notes and accepting the additional responsibilities under the Indenture in relation to the Notes the Trustee shall receive, and (subject to Section 12.02 of the Base Indenture) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 17.01 of the Base Indenture, stating (i) that the conditions precedent, if any, provided for in the Indenture which relate to such authentication have been complied with, (ii) that the terms of and form of the Notes have been established in conformity with the Indenture and (iii) with respect to the Opinion of Counsel, that the Notes constitute the valid, binding and enforceable obligations of the Issuer according to the terms thereof (subject to customary exceptions and qualifications).

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Issuer or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent. The Issuer will maintain an office or agency where certificated Notes may be presented for registration of transfer or for exchange and where requests for registration of transfer or for exchange of Book-Entry Notes may be made (“Registrar”) and an office or agency where Notes or Notes Statements (in the case of Book-Entry Notes) may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange (the “Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

Section 2.04 Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary thereof) will have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and the Issuer shall comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer delivers to the Trustee notice from the Depositary that the Depositary is no longer willing or able to act as Depositary or that the Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary or becoming aware that the Depositary is no longer registered;

(2) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default and DTC requests the issuance of Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Issuer and the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note or, to the extent explicitly provided herein, a Definitive Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) and (d) hereof.

None of the Issuer or the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect DTC participant in identifying the beneficial owners of the Notes. The Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Notes to be issued.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Supplemental Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(c) [Reserved]

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous paragraph at a time when a Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of

Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required by the Registrar.

(f) Legends. A legend in substantially the following form will appear on all Global Notes issued under this Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Supplemental Indenture.

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, such Global Note shall be returned to and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the “Schedule of Exchanges of Interests in the Global Note” attached to such Global Note and a notation will be made in the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes, Definitive Notes and (to the extent applicable) Book-Entry Notes upon receipt of an Authentication Order.

(2) No service charge shall be made to a Holder of a Global Note, a Definitive Note or a Book-Entry Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 or 3.06 hereof).

(3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes, Definitive Notes and Book-Entry Notes issued upon any registration of transfer or exchange of Global Notes, Definitive Notes and Book-Entry Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes, Definitive Notes or Book-Entry Notes surrendered upon such registration of transfer or exchange.

(5) The Issuer shall not be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes, Definitive Notes and Book-Entry Notes in accordance with the provisions of Section 2.02 hereof. Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.

(8) All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic transmission.

(i) Transfer and Exchange of Book-Entry Notes.

(1) A Holder of a Book-Entry Note may exchange such Note for a beneficial interest in a Global Note or transfer such Book-Entry Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall instruct the Registrar to cancel the applicable Book-Entry Note in the Registry and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such exchange or transfer from a Book-Entry Note to a beneficial interest is effected pursuant to the previous sentence at a time when a Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Book-Entry Notes so transferred.

(2) When a written request is presented to the Registrar to register the transfer of any Book-Entry Notes, the Registrar shall register the transfer or make the change as requested if its customary requirements for such transactions are met; provided, however, that the Registrar has received a written instruction of transfer in form duly satisfactory to the Registrar, duly executed by the Holder of such Book-Entry Notes or its attorney, duly authorized in writing.

(3) At any time that the Issuer, in its discretion, executes a Definitive Note in the same principal amount as any existing Book-Entry Note and in the name of the Holder thereof and instructs the Trustee and the Registrar in writing of its election to replace such Book-Entry Note with such Definitive Note, the Registrar shall cancel such Book-Entry Notes in the Register and the Trustee shall, upon receipt of an Authentication Order, authenticate such Definitive Note and deliver it to such Holder.

(4) No beneficial interest in a Global Note and no Definitive Note may be exchanged for a Book-Entry Note in whole or part.

Section 2.07 Issuance of Additional Notes. The Issuer shall be entitled, without the consent of the Holders, to create and issue Additional Notes under this Supplemental Indenture in an unlimited aggregate principal amount. Any Additional Notes would be issued under this Supplemental Indenture with substantially identical terms as the Initial Notes (except the issue date, the public offering price and, if applicable, the initial interest accrual date and the initial interest payment date) and shall be consolidated, and form a single series, with the Initial Notes, provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or to the extent required by applicable securities laws or Applicable Procedures, such Additional Notes will have a separate CUSIP number.

With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate delivered to the Trustee the following information: (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture and (2) the issue price, the date of issuance and the CUSIP number of such Additional Notes.

Section 2.08 Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note, subject to the immediately following sentence. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge the Holder thereof for their expenses in replacing a Note.

In case any such mutilated Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof reasonably satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.10 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11 Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Supplemental Indenture.

Section 2.12 Cancellation. The Issuer or one of its Affiliates at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer or one of its Affiliates may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or cancellation. The Trustee shall promptly cancel and dispose of in accordance with its customary procedures all Notes surrendered for transfer, exchange, payment or cancellation and upon written request shall deliver a certificate of disposition to the Issuer. The Issuer may not issue new Notes to replace Notes that have been paid in full or delivered to the Trustee for cancellation.

Section 2.13 Defaulted Interest.

(a) Any interest on any Note that is payable but is not punctually paid or duly provided for on any interest payment date (this being referred to herein as “Defaulted Interest”) shall cease to be payable to the Holder on the relevant record date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election, in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the Issuer gives to the Trustee the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor to be given to the Holders of such Notes not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Issuer may make payment of any Defaulted Interest on Notes in any other lawful manner (including, if the Notes are listed on a securities exchange, in a manner not inconsistent with the requirements of such securities exchange, and upon such notice as may be required by such exchange), if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) Subject to the provisions set forth herein relating to record dates, each Note delivered pursuant to any provision of the Supplemental Indenture in exchange or substitution for, or upon registration of transfer of, any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14 CUSIP Numbers. The Issuer in Issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice (including any notice of redemption, repurchase or exchange); provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice (including any notice of redemption, repurchase or exchange) and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE 3

REDEMPTION

Article 3 hereof replaces Article IV of the Base Indenture in its entirety as applied to the Notes.

Section 3.01 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, within the applicable time period set forth in Section 3.03 hereof for giving notice of redemption, an Officer’s Certificate setting forth:

(1) the clause of this Supplemental Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of the Notes to be redeemed; and

(4) the redemption price.

If the redemption price is not known at the time such notice is to be given, the actual redemption price shall be set forth in an Officer’s Certificate of the Issuer delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee by lot or another method in accordance with DTC procedures.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum denominations of $500 and integral multiples of $500 in excess thereof; no Notes of $500 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not equal to $500 or an integral multiple of $500 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Issuer shall mail (or, in the case of interests in Global Notes, transmit electronically) a notice of redemption to each Holder of the Notes to be redeemed.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price, or manner of calculation thereof if not then known;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP/CINS number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s names and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 35 days prior to the redemption date (unless a shorter time is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the immediately preceding paragraph.

Section 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, provided, notice of redemption may, at the Issuer’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

Section 3.05 Deposit of Redemption Price. Not later than 10:00 a.m. (Eastern Time) on the redemption date, the Issuer shall deposit (or cause or direct to be deposited) with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest to, but not including, the redemption date, on the Notes to be redeemed on such redemption date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest to but not including the redemption date on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note will be in a minimum principal denomination of $500 or an integral multiple of $500 in excess thereof.

Section 3.07 Optional Redemption. The Issuer may redeem the Notes, in whole or in part at any time, and from time to time, prior to the maturity date of the Notes, at the Issuer’s option, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

Section 3.08 Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

MISCELLANEOUS

Section 4.01 Governing Law; Jury Trial Waiver. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 4.02 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 4.03 Successors. All agreements of the Issuer in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 4.04 Severability. In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.05 Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 4.06 Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 4.07 Non-Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

[Remainder of page intentionally left blank.]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

SEARS HOLDINGS CORPORATION

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF NOTE

[Face of Note]

CUSIP/CINS No.

ISIN

8% Senior Unsecured Notes due 2019

No.	$

SEARS HOLDINGS CORPORATION

promises to pay to             , or registered assigns,

the principal sum of             DOLLARS [(or, in the event of adjustment in accordance with the within-mentioned Supplemental Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto)]* on December 15, 2019.

Interest Payment Dates: June 15 and December 15, beginning June 15, 2015

Record Dates: June 1 and December 1

Dated:             , 20

*	The bracketed language should be included only if the Note is issued in global form.

SEARS HOLDINGS CORPORATION

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Supplemental Indenture:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:		Dated:
Authorized Signatory

[Back of Note]

8% Senior Unsecured Notes due 2019

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Supplemental Indenture (as defined below).]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Sears Holdings Corporation, a corporation organized under the laws of Delaware (the “Issuer”), promises to pay interest on the principal amount of this Note at 8% per annum from [            ], 2014. The Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2015. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest), to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Supplemental Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the Register; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period on any amount that would otherwise have been payable on such payment date if it were a Business Day. If a regular record date is not a Business Day, the record date shall not be affected.

3. Paying Agent and Registrar. Initially, Computershare Trust Company, N.A., the Trustee, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an indenture, dated as of [            ], 2014 (the “Base Indenture” and, with respect only to the Notes, together with a supplemental indenture, dated as of [            ], 2014 (the “Supplemental Indenture”), and including the terms of the Notes, the “Indenture”), among the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5. Optional Redemption. The Issuer may redeem the Notes, in whole or in part at any time, and from time to time, prior to the maturity date of the Notes, at the Issuer’s option, at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

plus, in each case, accrued and unpaid interest, if any, thereon to, but not including, the date of redemption. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the Holders as of the close of business on the relevant record date.

6. Mandatory Redemption. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Satisfaction and Discharge; Defeasance. Article XIII of the Base Indenture applies to the Notes, which are subject to satisfaction and discharge, Discharge and Covenant Defeasance as set forth therein.

8. Notice of Redemption. Notice of any redemption will be mailed (or, in the case of interests in Global Notes, transmitted electronically) at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Subject to the Issuer’s compliance with the first paragraph of Section 3.05 of the Supplemental Indenture, interest on the Notes or the portions of Notes called for redemption ceases to accrue on and after the redemption date.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Modification. The Indenture may be amended or supplemented as provided in the Base Indenture.

11. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 8.01 of the Base Indenture. If an Event of Default (other than an Event of Default specified in clause (e) or (f) in Section 8.01 of the Base Indenture) occurs and is continuing then, and in every such case, the Trustee or the Holders of 25% or more in principal amount of the outstanding Notes may declare the principal of and all accrued and unpaid interest, if any, on the outstanding Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Holders of Notes), and upon any such declaration such principal, together with accrued and unpaid interest, if any, thereon, shall become immediately due and payable. If an Event of Default specified in clause (e) or (f) in Section 8.01 of the Base Indenture occurs and is continuing then, and in every such case, the principal of and all accrued and unpaid interest, if any, on the outstanding Notes shall automatically, and without declaration or other action on the part of the Trustee or any Holder of Notes, become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may, by written notice to the Trustee, direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest, if any) if it determines in good faith that withholding notice is in the interests of the Holders in accordance with Section 12.03 of the Base Indenture.

12. Trustee Dealings with the Issuer. The Trustee or any Agent, in its individual capacity or any other capacity, may make loans to, accept deposits from, and perform service for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee or an Agent, as the case may be. However, in the event that the Trustee acquires any conflicting interest, as defined under the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign as provided in the TIA. The Trustee is also subject to and entitled to the benefits of Article XII of the Base Indenture with respect to the Notes.

13. No Recourse Against Others. No director, officer, manager, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuer or any successor entity, as such, will have any liability for any of the Issuer’s obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. CUSIP/Cins Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/CINS numbers to be printed on the Notes, and the Trustee may use CUSIP/CINS numbers in notices (including any notice of redemption or exchange) as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

16. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to:

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attention: Treasurer

Facsimile No.: (847) 286-7829

Email: scott.huckins@searshc.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                           to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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